Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three Months and Year Ended

December 31, 2019

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Executive Vice President - Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR FOURTH QUARTER AND FULL-YEAR 2019

CHATTANOOGA, Tenn. (February 6, 2020) – CBL Properties (NYSE:CBL) announced results for the fourth quarter and year ended December 31, 2019.  A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	%	2019	2018	%
Net income (loss) attributable to common shareholders per diluted share	$0.27	$(0.38)	170.6%	$(0.74)	$(0.72)	(4.1)%
Funds from Operations (“FFO”) per diluted share	$0.39	$0.44	(12.4)%	$1.40	$1.70	(17.7)%
FFO, as adjusted, per diluted share (1)	$0.37	$0.45	(17.1)%	$1.36	$1.73	(21.6)%

(1)

For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release.

KEY TAKEAWAYS:

•

Same-center sales per square foot for the stabilized mall portfolio for the fourth quarter 2019 improved 3%.   For the twelve-months ended December 31, 2019, same-center sales increased 2% to $386 per square foot compared with the prior-year period.

•

During 2019, CBL made significant progress on its anchor redevelopment program, completing a dozen redevelopment projects.  CBL currently has 27 former anchor spaces committed, under construction or with replacements already open featuring dining, entertainment, fitness and other mixed-use components.

•

FFO per diluted share, as adjusted, was $0.37 for the fourth quarter 2019, compared with $0.45 per share for the fourth quarter 2018.  Fourth quarter 2019 FFO per share was impacted by $0.02 per share of dilution from asset sales completed since the prior-year period and $0.06 per share of lower property NOI.

•

FFO per diluted share, as adjusted, was $1.36 for 2019, compared with $1.73 for 2018.  2019 FFO per share was impacted by $0.06 per share of dilution from asset sales completed since the prior-year period, $0.04 lower gains on the sale of outparcels and $0.20 per share of lower property NOI.

•	Total Portfolio Same-center NOI declined 6.5% for 2019, as compared with 2018.
•

Portfolio occupancy as of December 31, 2019, was 91.2%, representing a 70-basis point improvement sequentially and a 190-basis point decline compared with 93.1% as of December 31, 2018.  Same-center mall occupancy was 89.8% as of December 31, 2019, a 110-basis point improvement sequentially and a 210-basis point decline compared with 91.9% as of December 31, 2018.

•	During 2019, CBL completed gross asset sales totaling $185.7 million (details herein).

-MORE-

“As our results indicate, our properties are facing ongoing challenges as retailers struggle to adapt to today’s consumer preferences.  For the year 2019, our financial results were at the high end of our guidance range with same-center NOI of (6.5%) and adjusted FFO of $1.36 per share,” said Stephen D. Lebovitz, Chief Executive Officer.  “2019 results, as well as 2020 guidance, reflect the significant impact of retailer bankruptcies and store closings on revenues and occupancy. Our guidance range for 2020 incorporates the carryover from 2019 plus anticipated challenges by retailers in 2020 and a reserve for unbudgeted impacts.

“At the same time, we are working to diversify and stabilize revenues. In recent months, we have opened 15 new tenants in former anchor locations, adding more productive, higher traffic-driving uses.  And, we have another dozen committed replacements either under construction or with planning underway. We are proactively reducing our exposure to apparel retailers with more than 76% of 2019 mall leasing completed with non-apparel tenants.  As we approach our redevelopments, we are evaluating our capital investments closely and successfully stretching our dollars through ground leases, joint ventures and other creative structures.  The steps we took in December 2019 to suspend our common and preferred dividends in 2020 are key elements of our strategy to preserve our significant level of internally generated cash flow, providing us with the capital to execute on our redevelopment and leasing strategies that will lead to stabilized future revenues and growth.”

Net income attributable to common shareholders for the fourth quarter 2019 was $46.5 million, or $0.27 per diluted share, compared with a net loss of $65.5 million, or a loss of $0.38 per diluted share, for the fourth quarter of 2018.  Net income for the fourth quarter 2019 was impacted by a $37.4 million loss on impairment of real estate to write down the carrying value of Park Plaza to the property’s estimated fair value.

Net loss attributable to common shareholders for 2019 was $129.2 million, or a loss of $0.74 per diluted share, compared with a net loss of $123.5 million, or a loss of $0.72 per diluted share, for 2018.  Net loss for the full-year 2019 included a $26.4 million reduction to the class-action litigation expense recorded in the first quarter 2019.  The majority of the reduction relates to past tenants that did not submit a claim pursuant to the terms of the settlement agreement with the remainder relating to tenants that opted out of the lawsuit.

FFO allocable to common shareholders, as adjusted, for the fourth quarter 2019 was $64.7 million, or $0.37 per diluted share, compared with $77.0 million, or $0.45 per diluted share, for the fourth quarter 2018.  FFO allocable to the Operating Partnership common unitholders, as adjusted, for the fourth quarter 2019 was $74.6 million compared with $89.0 million for the fourth quarter 2018.

FFO allocable to common shareholders, as adjusted, for 2019 was $235.2 million, or $1.36 per diluted share, compared with $298.2 million, or $1.73 per diluted share, for 2018.  FFO allocable to the Operating Partnership common unitholders, as adjusted, for 2019 was $271.5 million compared with $345.1 million for 2018.

Percentage change in same-center Net Operating Income (“NOI”) (1):

	Three Months Ended December 31,	Year Ended December 31,
	2019	2019
Portfolio same-center NOI	(9.1)%	(6.5)%
Mall same-center NOI	(9.8)%	(7.3)%

(1)

CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write‑offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the year ended December 31, 2019, include:

•	Same-center NOI declined $38.9 million, due to a $48.8 million decrease in revenues offset by a $9.9 million decline in operating expenses.
•	Rental revenues declined $57.9 million, including a $26.5 million decline in tenant reimbursements and a $32.8 million decline in minimum and other rents. Percentage rents improved $1.4 million.
•	Property operating expenses declined $5.8 million compared with the prior year. Maintenance and repair expenses were flat. Real estate tax expenses declined $4.1 million.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of December 31,
	2019	2018
Total portfolio	91.2%	93.1%
Malls:
Total Mall portfolio	89.8%	91.8%
Same-center Malls	89.8%	91.9%
Stabilized Malls	90.0%	92.1%
Non-stabilized Malls (2)	83.8%	76.7%
Associated centers	95.6%	97.4%
Community centers	96.0%	97.2%

(1)

Occupancy for malls represents percentage of mall store gross leasable area under 20,000 square feet occupied.  Occupancy for associated and community centers represents percentage of gross leasable area occupied.

(2)	Represents occupancy for The Outlet Shoppes at Laredo.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended December 31,	Year Ended December 31,
	2019	2019
Stabilized Malls	(12.1)%	(8.6)%
New leases	8.8%	9.1%
Renewal leases	(15.7)%	(11.5)%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Year Ended December 31,
	2019	2018	% Change
Stabilized mall same-center sales per square foot	$386	$379	2%
Stabilized mall sales per square foot	$386	$377	2%

DISPOSITIONS

Year-to-date, CBL has closed on $185.7 million in asset sales, as detailed below.

In December, CBL closed on the sale of a 15% interest in The Outlet Shoppes at Atlanta to its existing joint venture partner, Horizon Group Properties (“Horizon”), for $20.8 million, including cash of $9.4 million and the assumption of 15% interest in the existing loan (representing $11.4 million at closing).  Following the completion of the sale, CBL and Horizon each own a 50% interest, with Horizon continuing to lease and manage the asset.

Property	Location	Date Closed	Gross Sales Price (M)
Cary Towne Center(1)	Cary, NC	January	$31.5
Honey Creek Mall (1)	Terre Haute, IN	April	14.6
The Shoppes at Hickory Point	Forsyth, IL	April	2.5
Courtyard by Marriott at Pearland Town Center	Pearland, TX	June	15.1
The Forum at Grandview	Madison, MS	July	31.8
850 Greenbrier Circle	Chesapeake, VA	July	10.5
Various parcels	Various	Various	31.1
25% interest in The Outlet Shoppes at El Paso (2)	El Paso, TX	August	27.8
15% interest in The Outlet Shoppes at Atlanta (3)	Woodstock, GA	December	20.8
Total			$185.7
(1)	100% of sale proceeds utilized to retire existing secured loans.
(2)	Gross amount shown above is comprised of $9.3 million in equity and 25% interest in loan balance at closing of $18.5 million.
(3)	Gross amount shown above is comprised of $9.4 million in equity and 15% interest in loan balance at closing of $11.4 million.

ANCHOR REPLACEMENT PROGRESS AND REDEVELOPMENT

During 2019, CBL completed a dozen redevelopment projects and had five additional projects under construction at year-end.  Anchor replacements recently opened or pending include (complete list and additional information can be found in the financial supplement):

Property	Prior Tenant	New Tenant(s)	Construction/Opening Status
Eastland Mall	JCPenney	H&M, Planet Fitness	Open
Jefferson Mall	Macy’s	Round1	Open
Northwoods Mall	Sears	Burlington	Open
Kentucky Oaks Mall	Sears	Burlington, Ross Dress for Less	Open
West Towne	Sears	Dave & Busters, Total Wine	Open
Hanes Mall	Shops	Dave & Busters	Open
Parkdale Mall	Macy’s	Dick’s, Five Below, HomeGoods	Open
Brookfield Square	Sears	Marcus Theatres, Whirlyball	Open
Laurel Park Place	Carson’s	Dunham’s Sports	Open
Meridian Mall	Younkers	High Caliber Karts	Open
Stroud Mall	Boston	Shoprite	Open
Kentucky Oaks Mall	Elder Beerman	HomeGoods and Five Below	Open
Frontier Mall	Sears	Jax Outdoor Gear	Open
Stroud Mall	Sears	EFO Furniture Outlet	Open
Dakota Square	Herberger’s	Ross Dress for Less	Open
Hamilton Place	Sears	Dick’s Sporting Goods, Dave & Busters, Aloft Hotel, Malones	Under construction - Spring 2020/ 2021 (Aloft)
CherryVale Mall	Sears	Tilt	Under construction - Q1/Q2 ‘20
Richland Mall	Sears	Dillard’s	Under construction - 2020
Post Oak Mall	Sears	Conn’s HomePlus	Under construction - 2020
Kirkwood Mall	BonTon	Restaurants	2020
Imperial Valley	Sears	Hobby Lobby	2020
Westmoreland Mall	BonTon	Stadium Live! Casino	2020
York Galleria	Sears	Hollywood Casino	2020
Cross Creek Mall	Sears	Dave & Busters	Construction start in 2020
South County Center	Sears	Round1	Opening TBD
Hanes Mall	Sears	Novant Health	Opening TBD
West Towne Mall	Sears	Von Maur	2021

DIVIDENDS

In December 2019, CBL announced that it is suspending all future dividends on its common stock, 7.375% Series D Cumulative Redeemable Preferred Stock and 6.625% Series E Cumulative Redeemable Preferred Stock. The dividend suspension will be reviewed quarterly by the Board of Directors, but is expected to remain in place until year-end 2020. The Company made this determination following a review of taxable income projections for 2019 and 2020. The Company will review taxable income on a regular basis and take measures, if necessary, to ensure that it meets the minimum distribution requirements to maintain its status as a Real Estate Investment Trust (REIT).

OUTLOOK AND GUIDANCE

CBL is providing 2020 FFO, as adjusted, guidance in the range of $1.03 - $1.13 per diluted share.  Guidance incorporates a reserve in the range of $8.0 - $18.0 million (the “Reserve”) for potential future unbudgeted loss in rent from tenant bankruptcies, store closures or lease modifications that may occur in 2020.

Key assumptions underlying guidance are as follows:

	Low	High
2020 FFO, as adjusted, per share (includes the Reserve)	$1.03	$1.13
2020 Change in Same-Center NOI (“SC NOI”) (includes the Reserve)	(9.5)%	(8.0)%
Reserve for unbudgeted lost rents included in SC NOI and FFO	$18.0 million	$8.0 million
Updated expectation for gains on outparcel sales	$2.0 million	$5.0 million

Assumptions underlying the change in 2020 SC NOI are as follows:

	Estimated Impact to 2020 SC NOI	Explanation
New Leasing/Contractual Rent Increases	2.30%
Specialty Retail/Branding	(0.50)%	2019 actual and 2020 budgeted closures
Store Closures/Non-renewals	(4.00)%	2019 actual and 2020 budgeted store closures at natural lease maturity as well as mid-term store closures primarily due to tenants in bankruptcy
Lease Renewals	(1.50)%	Impact of new renewals completed in 2019 and budgeted for 2020, including certain tenants in bankruptcy reorganization
Lease Modifications/Co-tenancy	(2.10)%	Mid-term lease modifications and co-tenancy rents triggered in 2019 or budgeted in 2020
Expenses	(0.65)%	Increases in operating expenses
Reserve for lost rents	(2.30)%	Mid-point of reserve for unbudgeted lost rents
Total 2020 SC NOI Change at Midpoint	(8.75)%

Reconciliation of GAAP net income (loss) to 2020 FFO, as adjusted, per share guidance:

	Low	High
Expected diluted earnings per common share	$(0.26)	$(0.16)
Adjust to fully converted shares from common shares	0.02	0.02
Expected earnings per diluted, fully converted common share	(0.24)	(0.14)
Add: depreciation and amortization	1.28	1.28
Add: noncontrolling interest in loss of Operating Partnership	(0.01)	(0.01)
Expected FFO, as adjusted, per diluted, fully converted common share	$1.03	$1.13

INVESTOR CONFERENCE CALL AND WEBCAST

CBL Properties will host a conference call on Friday, February 7, 2020, at 11:00 a.m. ET. To access this interactive teleconference, dial (888) 317‑6003 or (412) 317-6061 and enter the confirmation number, 1982728. A replay of the conference call will be available through February 14, 2020, by dialing (877) 344-7529 or (412) 317‑0088 and entering the confirmation number, 10136909.

The Company will also provide an online webcast and rebroadcast of its fourth quarter 2019 earnings release conference call.  The live broadcast of the quarterly conference call will be available online at cblproperties.com on Friday, February 7, 2020, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call.

To receive the CBL Properties fourth quarter earnings release and supplemental information, please visit the Invest section of our website at cblproperties.com.

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 108 properties totaling 68.2 million square feet across 26 states, including 68 high-quality enclosed, outlet and open-air retail centers and 9 properties managed for third parties. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

ADOPTION OF NEW LEASE ACCOUNTING STANDARD

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations.  In the past, certain components of rental revenues were shown separately in the consolidated statements of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. Please see the Company’s Supplemental Financial and Operating Information located in the Invest section of the Company’s website for more information regarding the components of rental revenues.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP.  The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests.  Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis.  We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable.  The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time.  Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance.  The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures.  The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.  The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders.  The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations.  Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties.  The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties.  The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company’s definition of NOI may be different than that used by other companies and, accordingly, the Company’s calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations.  The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another.  A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on its pro rata ownership share (including the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity.  A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws.  Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements.  The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2019

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
REVENUES (1):
Rental revenues	$180,464	$201,907	$737,453	$829,113
Management, development and leasing fees	2,025	2,520	9,350	10,542
Other	7,016	12,454	21,360	18,902
Total revenues	189,505	216,881	768,163	858,557
OPERATING EXPENSES:
Property operating	(26,049)	(29,660)	(108,905)	(122,017)
Depreciation and amortization	(59,308)	(68,140)	(257,746)	(285,401)
Real estate taxes	(17,699)	(20,554)	(75,465)	(82,291)
Maintenance and repairs	(11,955)	(11,591)	(46,282)	(48,304)
General and administrative	(15,280)	(13,661)	(64,181)	(61,506)
Loss on impairment	(37,400)	(89,885)	(239,521)	(174,529)
Litigation settlement	3,708	—	(61,754)	—
Other	(50)	(410)	(91)	(787)
Total operating expenses	(164,033)	(233,901)	(853,945)	(774,835)
OTHER INCOME (EXPENSES):
Interest and other income	552	1,144	2,764	1,858
Interest expense	(49,266)	(56,874)	(206,261)	(220,038)
Gain on extinguishment of debt	—	—	71,722	—
Gain on investments/deconsolidation	84,356	—	95,530	—
Gain on sales of real estate assets	2,463	2,616	16,274	19,001
Income tax benefit (provision)	(32)	(295)	(2,654)	1,551
Equity in earnings of unconsolidated affiliates	1,519	4,808	4,940	14,677
Total other income (expenses)	39,592	(48,601)	(17,685)	(182,951)
Net income (loss)	65,064	(65,621)	(103,467)	(99,229)
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(7,210)	10,710	19,906	19,688
Other consolidated subsidiaries	(108)	604	(739)	973
Net income (loss) attributable to the Company	57,746	(54,307)	(84,300)	(78,568)
Preferred dividends declared	—	(11,223)	(33,669)	(44,892)
Preferred dividends undeclared	(11,223)	—	(11,223)	—
Net income (loss) attributable to common shareholders	$46,523	$(65,530)	$(129,192)	$(123,460)
Basic and diluted per share data attributable to common shareholders:
Net income (loss) attributable to common shareholders	$0.27	$(0.38)	$(0.74)	$(0.72)
Weighted-average common and potential dilutive common shares outstanding	173,578	172,665	173,445	172,486

(1)	See "Adoption of Lease Accounting Standard" on page 6 for further information on the presentation of rental revenues in accordance with the new standard adopted effective January 1, 2019.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2019

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss) attributable to common shareholders	$46,523	$(65,530)	$(129,192)	$(123,460)
Noncontrolling interest in income (loss) of Operating Partnership	7,210	(10,710)	(19,906)	(19,688)
Depreciation and amortization expense of:
Consolidated properties	59,308	68,140	257,746	285,401
Unconsolidated affiliates	12,835	10,681	49,434	41,858
Non-real estate assets	(931)	(913)	(3,650)	(3,661)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,355)	(2,177)	(8,191)	(8,601)
Loss on impairment, net of taxes	37,400	89,773	239,521	174,416
Loss on impairment of unconsolidated affiliates	—	—	—	1,022
Gain on depreciable property, net of taxes	(83,783)	(1,941)	(105,538)	(7,484)
FFO allocable to Operating Partnership common unitholders	77,207	87,323	280,224	339,803
Litigation settlement, net of taxes (1)	(3,708)	—	61,271	—
Non-cash default interest expense (2)	1,146	1,669	1,688	5,285
Gain on extinguishment of debt (3)	—	—	(71,722)	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$74,645	$88,992	$271,461	$345,088
FFO per diluted share	$0.39	$0.44	$1.40	$1.70
FFO, as adjusted, per diluted share	$0.37	$0.45	$1.36	$1.73
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	200,201	199,430	200,169	199,580

(1)

The three months ended December 31, 2019 represents a reduction of $3,708 to the accrued expense related to the settlement of a class action lawsuit that was recorded in the three months ended March 31, 2019. The year ended December 31, 2019 is comprised of the accrued maximum expense of $88,150 recorded in the three months ended March 31, 2019 less total subsequent reductions of $26,396 pursuant to the terms of the settlement agreement related to past tenants that did not submit a claim pursuant to the terms of the settlement agreement, tenants that opted out of the lawsuit and other permissible reductions.

(2)

The three months ended December 31, 2019 includes default interest expense related to Greenbrier Mall and Hickory Point Mall. The year ended December 31, 2019 includes default interest expense related to Acadiana Mall, Cary Towne Center, Greenbrier Mall and Hickory Point Mall. The three months and year ended December 31, 2018 include default interest expense related to Acadiana Mall, Cary Towne Center and Triangle Town Center.

(3)

The year ended December 31, 2019 includes a gain on extinguishment of debt related to the non-recourse loan secured by Acadiana Mall, which was conveyed to the lender in the first quarter of 2019, and a gain on extinguishment of debt related to the non-recourse loan secured by Cary Towne Center, which was sold in the first quarter of 2019.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2019

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Diluted EPS attributable to common shareholders	$0.27	$(0.38)	$(0.74)	$(0.72)
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.35	0.38	1.48	1.58
Loss on impairment, net of taxes	0.19	0.45	1.19	0.88
Gain on depreciable property, net of taxes	(0.42)	(0.01)	(0.53)	(0.04)
FFO per diluted share	$0.39	$0.44	$1.40	$1.70

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
FFO allocable to Operating Partnership common unitholders	$77,207	$87,323	$280,224	$339,803
Percentage allocable to common shareholders (1)	86.70%	86.58%	86.65%	86.42%
FFO allocable to common shareholders	$66,938	$75,604	$242,814	$293,658
FFO allocable to Operating Partnership common unitholders, as adjusted	$74,645	$88,992	$271,461	$345,088
Percentage allocable to common shareholders (1)	86.70%	86.58%	86.65%	86.42%
FFO allocable to common shareholders, as adjusted	$64,717	$77,049	$235,221	$298,225

(1)

Represents the weighted-average number of common shares outstanding for the period divided by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 14.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2019

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$856	$317	$3,794	$10,105
Lease termination fees per share	$—	$—	$0.02	$0.05

Straight-line rental income	$984	$(1,108)	$3,286	$(5,031)
Straight-line rental income per share	$—	$(0.01)	$0.02	$(0.03)

Gains on outparcel sales, net of taxes	$3,021	$1,679	$5,915	$13,138
Gains on outparcel sales, net of taxes per share	$0.02	$0.01	$0.03	$0.07

Net amortization of acquired above- and below-market leases	$930	$662	$2,962	$1,644
Net amortization of acquired above- and below-market leases per share	$—	$—	$0.01	$0.01

Net amortization of debt premiums and discounts	$334	$316	$1,316	$1,043
Net amortization of debt premiums and discounts per share	$—	$—	$0.01	$0.01

Income tax benefit (provision)	$(32)	$(295)	$(2,654)	$1,551
Income tax benefit (provision) per share	$—	$—	$(0.01)	$0.01

Gain on extinguishment of debt	$—	$—	$71,722	$—
Gain on extinguishment of debt per share	$—	$—	$0.36	$—

Non-cash default interest expense	$(1,146)	$(1,669)	$(1,688)	$(5,285)
Non-cash default interest expense per share	$(0.01)	$(0.01)	$(0.01)	$(0.03)

Abandoned projects expense	$(50)	$(410)	$(91)	$(787)
Abandoned projects expense per share	$—	$—	$—	$—

Interest capitalized	$692	$919	$2,661	$3,655
Interest capitalized per share	$—	$—	$0.01	$0.02

Litigation settlement, net of taxes	$3,708	$—	$(61,271)	$—
Litigation settlement, net of taxes per share	$0.02	$—	$(0.31)	$—

			As of December 31,
			2019	2018
Straight-line rent receivable			$46,973	$55,902

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2019

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$65,064	$(65,621)	$(103,467)	$(99,229)
Adjustments:
Depreciation and amortization	59,308	68,140	257,746	285,401
Depreciation and amortization from unconsolidated affiliates	12,835	10,681	49,434	41,858
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,355)	(2,177)	(8,191)	(8,601)
Interest expense	49,266	56,874	206,261	220,038
Interest expense from unconsolidated affiliates	7,204	6,754	27,046	25,603
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,112)	(1,837)	(6,156)	(7,749)
Abandoned projects expense	50	410	91	787
Gain on sales of real estate assets	(2,463)	(2,616)	(16,274)	(19,001)
Gain on sales of real estate assets of unconsolidated affiliates	—	(1,043)	(627)	(1,607)
Gain on investments/deconsolidation	(84,356)	—	(95,530)	—
Gain on extinguishment of debt	—	—	(71,722)	—
Loss on impairment	37,400	89,885	239,521	174,529
Litigation settlement	(3,708)	—	61,754	—
Income tax (benefit) provision	32	295	2,654	(1,551)
Lease termination fees	(856)	(317)	(3,794)	(10,105)
Straight-line rent and above- and below-market lease amortization	(1,914)	446	(6,248)	3,387
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(108)	604	(739)	973
General and administrative expenses	15,280	13,661	64,181	61,506
Management fees and non-property level revenues	(3,171)	(4,501)	(12,202)	(14,143)
Operating Partnership's share of property NOI	147,396	169,638	583,738	652,096
Non-comparable NOI	(3,786)	(11,681)	(21,648)	(51,131)
Total same-center NOI (1)	$143,610	$157,957	$562,090	$600,965
Total same-center NOI percentage change	(9.1)%		(6.5)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2019

Same-center Net Operating Income

(Continued)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Malls	$129,386	$143,502	$504,789	$544,829
Associated centers	8,110	8,286	32,720	32,380
Community centers	5,057	5,013	20,273	19,624
Offices and other	1,057	1,156	4,308	4,132
Total same-center NOI (1)	$143,610	$157,957	$562,090	$600,965
Percentage Change:
Malls	(9.8)%		(7.3)%
Associated centers	(2.1)%		1.1%
Community centers	0.9%		3.3%
Offices and other	(8.6)%		4.3%
Total same-center NOI (1)	(9.1)%		(6.5)%

(1)

CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of December 31, 2019, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending December 31, 2019. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019 and 2018

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of December 31, 2019
	Fixed Rate	Variable Rate	Total per Debt Schedule		Unamortized Deferred Financing Costs	Total
Consolidated debt	$2,695,888	$847,275	$3,543,163		$(16,148)	$3,527,015
Noncontrolling interests' share of consolidated debt	(30,658)	—	(30,658)		318	(30,340)
Company's share of unconsolidated affiliates' debt	633,243	104,408	737,651		(2,851)	734,800
Company's share of consolidated and unconsolidated debt	$3,298,473	$951,683	$4,250,156		$(18,681)	$4,231,475
Weighted-average interest rate	5.10%	4.00%	4.85%

	As of December 31, 2018
	Fixed Rate	Variable Rate	Total per Debt Schedule		Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,147,108	$955,751	$4,102,859	(1)	$(15,963)	$4,086,896
Noncontrolling interests' share of consolidated debt	(94,361)	—	(94,361)		804	(93,557)
Company's share of unconsolidated affiliates' debt	550,673	99,904	650,577		(2,687)	647,890
Company's share of consolidated and unconsolidated debt	$3,603,420	$1,055,655	$4,659,075		$(17,846)	$4,641,229
Weighted-average interest rate	5.16%	4.28%	4.96%

(1)     Includes $43,716 of debt related to Cary Town Center that is classified in liabilities related to assets held for sale in the consolidated balance sheet as of December 31, 2018. The mall was sold in January 2019.

Total Market Capitalization as of December 31, 2019

(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)
Common stock and operating partnership units	200,189	$1.05
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00

(1)

Stock price for common stock and Operating Partnership units equals the closing price of the common stock on December 31, 2019. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

Reconciliation of Shares and Operating Partnership Units Outstanding

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	Basic	Diluted	Basic	Diluted
2019:
Weighted-average shares - EPS	173,578	173,578	173,445	173,445
Weighted-average Operating Partnership units	26,623	26,623	26,724	26,724
Weighted-average shares - FFO	200,201	200,201	200,169	200,169
2018:
Weighted-average shares - EPS	172,665	172,665	172,486	172,486
Weighted-average Operating Partnership units	26,765	26,765	27,094	27,094
Weighted-average shares - FFO	199,430	199,430	199,580	199,580

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019 and 2018

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	As of December 31,
	2019	2018
ASSETS
Real estate assets:
Land	$730,218	$793,944
Buildings and improvements	5,630,795	6,414,886
	6,361,013	7,208,830
Accumulated depreciation	(2,349,404)	(2,493,082)
	4,011,609	4,715,748
Held for sale	—	30,971
Developments in progress	49,207	38,807
Net investment in real estate assets	4,060,816	4,785,526
Cash and cash equivalents	32,816	25,138
Receivables:
Tenant, net of allowance for doubtful accounts of $2,337 in 2018	74,718	77,788
Other, net of allowance for doubtful accounts of $838 in 2018	10,793	7,511
Mortgage and other notes receivable	4,662	7,672
Investments in unconsolidated affiliates	326,526	283,553
Intangible lease assets and other assets	129,973	153,665
	$4,640,304	$5,340,853
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$3,527,015	$4,043,180
Accounts payable and accrued liabilities	221,010	218,217
Liabilities related to assets held for sale	—	43,716
Total liabilities	3,748,025	4,305,113
Commitments and contingencies
Redeemable noncontrolling interests	2,381	3,575
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 174,115,111 and 172,656,458 issued and outstanding in 2019 and 2018, respectively	1,741	1,727
Additional paid-in capital	1,965,897	1,968,280
Dividends in excess of cumulative earnings	(1,136,874)	(1,005,895)
Total shareholders' equity	830,789	964,137
Noncontrolling interests	59,109	68,028
Total equity	889,898	1,032,165
	$4,640,304	$5,340,853

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019 and 2018

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	December 31,
	2019	2018
ASSETS:
Investment in real estate assets	$2,293,438	$2,097,088
Accumulated depreciation	(803,909)	(674,275)
	1,489,529	1,422,813
Developments in progress	46,503	12,569
Net investment in real estate assets	1,536,032	1,435,382
Other assets	154,427	188,521
Total assets	$1,690,459	$1,623,903
LIABILITIES:
Mortgage and other indebtedness, net	$1,417,644	$1,319,949
Other liabilities	41,007	39,777
Total liabilities	1,458,651	1,359,726
OWNERS' EQUITY:
The Company	149,376	191,050
Other investors	82,432	73,127
Total owners' equity	231,808	264,177
Total liabilities and owners’ equity	$1,690,459	$1,623,903

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Total revenues	$58,548	$58,230	$221,512	$225,073
Depreciation and amortization	(20,795)	(19,256)	(87,193)	(78,174)
Operating expenses	(18,351)	(18,030)	(67,784)	(72,056)
Interest and other income	400	356	1,555	1,415
Interest expense	(13,477)	(13,958)	(55,727)	(52,803)
Loss on impairment	—	—	—	(89,826)
Gain on extinguishment of debt	—	—	83,635	—
Gain on sales of real estate assets	—	1,928	630	3,056
Net income (loss)	$6,325	$9,270	$96,628	$(63,315)

	Company's Share for the		Company's Share for the
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Total revenues	$30,806	$29,653	$113,500	$115,851
Depreciation and amortization	(12,835)	(10,681)	(49,434)	(41,858)
Operating expenses	(9,545)	(8,699)	(33,780)	(35,274)
Interest and other income	297	246	1,073	976
Interest expense	(7,204)	(6,754)	(27,046)	(25,603)
Loss on impairment	—	—	—	(1,022)
Gain on sales of real estate assets	—	1,043	627	1,607
Net income	$1,519	$4,808	$4,940	$14,677

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2019

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates.  The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, and the Company's share of abandoned projects expense, gain or loss on extinguishment of debt and litigation settlement, net of taxes.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.  Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties.  EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies.  This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP.  Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (loss)	$65,064	$(65,621)	$(103,467)	$(99,229)
Depreciation and amortization	59,308	68,140	257,746	285,401
Depreciation and amortization from unconsolidated affiliates	12,835	10,681	49,434	41,858
Interest expense	49,266	56,874	206,261	220,038
Interest expense from unconsolidated affiliates	7,204	6,754	27,046	25,603
Income taxes	164	353	3,413	(909)
Loss on impairment	37,400	89,885	239,521	174,529
Loss on impairment of unconsolidated affiliates	—	—	—	1,022
(Gain) loss on depreciable property	584	(1,941)	(10,125)	(7,484)
Gain on investments/deconsolidation	(84,356)	—	(95,530)	—
EBITDAre (1)	147,469	165,125	574,299	640,829
Gain on extinguishment of debt	—	—	(71,722)	—
Litigation settlement	(3,708)	—	61,754	—
Abandoned projects	50	410	91	787
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(108)	604	(739)	973
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,355)	(2,177)	(8,191)	(8,601)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,112)	(1,837)	(6,156)	(7,749)
Company's share of Adjusted EBITDAre	$141,236	$162,125	$549,336	$626,239

(1)

Includes $3,043 and $1,679 for the three months ended December 31, 2019 and 2018, respectively, and $6,565 and $13,138 for the year ended December 31, 2019 and 2018, respectively, related to sales of non-depreciable real estate assets.

Interest Expense:
Interest expense	$49,266		$56,874	$206,261		$220,038
Interest expense from unconsolidated affiliates	7,204		6,754	27,046		25,603
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,112)		(1,837)	(6,156)		(7,749)
Company's share of interest expense	$55,358		$61,791	$227,151		$237,892
Ratio of Adjusted EBITDAre to Interest Expense	2.6	x	2.6x	2.4	x	2.6x

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Company's share of Adjusted EBITDAre	$141,236	$162,125	$549,336	$626,239
Interest expense	(49,266)	(56,874)	(206,261)	(220,038)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,112	1,837	6,156	7,749
Income taxes	(164)	(353)	(3,413)	909
Net amortization of deferred financing costs, debt premiums and discounts	1,988	1,712	8,316	7,163
Net amortization of intangible lease assets and liabilities	(597)	(390)	(1,809)	(192)
Depreciation and interest expense from unconsolidated affiliates	(20,039)	(17,435)	(76,480)	(67,461)
Loss on impairment of unconsolidated affiliates	—	—	—	(1,022)
Litigation settlement	3,708	—	(61,754)	—
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	1,355	2,177	8,191	8,601
Net income (loss) attributable to noncontrolling interests in other consolidated subsidiaries	108	(604)	739	(973)
Gain on outparcel sales	(3,047)	(675)	(6,149)	(11,517)
Gain on insurance proceeds	(41)	(912)	(462)	(912)
Equity in earnings of unconsolidated affiliates	(1,519)	(4,808)	(4,940)	(14,677)
Distributions of earnings from unconsolidated affiliates	6,016	8,965	21,651	21,539
Share-based compensation expense	945	1,076	4,783	5,386
Change in estimate of uncollectable rental revenues	1,959	1,544	3,463	4,817
Change in deferred tax assets	1,144	(199)	2,170	(2,905)
Changes in operating assets and liabilities	(36,277)	(351)	30,327	14,536
Cash flows provided by operating activities	$48,621	$96,835	$273,864	$377,242

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Minimum rents	$129,826	$146,910	$529,320	$588,007
Percentage rents	4,867	5,149	12,664	11,759
Other rents	3,892	5,136	10,560	12,034
Tenant reimbursements	43,839	44,712	188,373	217,313
Estimate of uncollectable amounts (1)	(1,960)	—	(3,464)	—
Total rental revenues	$180,464	$201,907	$737,453	$829,113

(1)

Prior to the adoption of ASC 842, uncollectable amounts were recorded as bad debt expense, which was included in property operating expense, and was $1,544 and $4,817 for the three months and year ended December 31, 2018, respectively.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
							Fixed	Variable
Operating Properties:
Greenbrier Mall (1)	Chesapeake, VA		Dec-19		5.41%	$64,801	$64,801	$—
Hickory Point Mall (1)	Forsyth, IL		Dec-19		5.85%	27,385	27,385	—
Burnsville Center	Burnsville, MN		Jul-20		6.00%	64,867	64,867	—
Parkway Place (2)	Huntsville, AL		Jul-20		6.50%	33,290	33,290	—
Valley View Mall (2)	Roanoke, VA		Jul-20		6.50%	51,514	51,514	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-21		5.85%	75,826	75,826	—
EastGate Mall	Cincinnati, OH		Apr-21		5.83%	32,386	32,386	—
Hamilton Crossing & Expansion	Chattanooga, TN		Apr-21		5.99%	8,522	8,522	—
Park Plaza Mall	Little Rock, AR		Apr-21		5.28%	78,339	78,339	—
Fayette Mall	Lexington, KY		May-21		5.42%	146,857	146,857	—
The Outlet Shoppes at Laredo	Laredo, TX		May-21		4.34%	41,950	—	41,950
Alamance Crossing - East	Burlington, NC		Jul-21		5.83%	44,538	44,538	—
Asheville Mall	Asheville, NC		Sep-21		5.80%	63,949	63,949	—
Cross Creek Mall	Fayetteville, NC		Jan-22		4.54%	111,294	111,294	—
Northwoods Mall	North Charleston, SC		Apr-22		5.08%	63,772	63,772	—
Arbor Place	Atlanta (Douglasville), GA		May-22		5.10%	106,851	106,851	—
CBL Center	Chattanooga, TN		Jun-22		5.00%	17,001	17,001	—
Jefferson Mall	Louisville, KY		Jun-22		4.75%	61,943	61,943	—
Southpark Mall	Colonial Heights, VA		Jun-22		4.85%	58,431	58,431	—
WestGate Mall	Spartanburg, SC		Jul-22		4.99%	32,773	32,773	—
Volusia Mall	Daytona Beach, FL		May-24		4.56%	48,626	48,626	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	37,140	37,140	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	100,456	100,456	—
Total Loans On Operating Properties						1,372,511	1,330,561	41,950
Weighted-average interest rate						5.24%	5.27%	4.34%

Construction Loan:
Brookfield Square Anchor Redevelopment	Brookfield, WI		Oct-21	Oct-22	4.60%	29,400	—	29,400

Operating Partnership Debt:
Secured credit facility:
Secured line of credit ($685,000 capacity)			Jul-23		3.94%	310,925	—	310,925

Secured term loan			Jul-23		3.94%	465,000	—	465,000

Senior unsecured notes:
Senior unsecured 5.25% notes			Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)			Dec-23		5.25%	(2,106)		(2,106)	—
Senior unsecured 4.60% notes			Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)			Oct-24		4.60%	(40)		(40)	—
Senior unsecured 5.95% notes			Dec-26		5.95%	625,000		625,000	—
Senior unsecured 5.95% notes (discount)			Dec-26		5.95%	(7,527)		(7,527)	—
	SUBTOTAL					1,365,327		1,365,327	—

Total Consolidated Debt						$3,543,163	(3)	$2,695,888	$847,275
Weighted-average interest rate						5.02%		5.35%	3.98%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Feb-20		4.26%	$4,443		$—	$4,443
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Jul-20		4.19%	9,242		—	9,242
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	10,050	(4)	10,050	—
Shoppes at Eagle Point Cookeville	Cookeville, TN		Oct-20	Oct-22	4.53%	17,594		—	17,594
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	3.94%	19,904		—	19,904
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	3.94%	7,824		—	7,824
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	3.94%	27,035		—	27,035
Springs at Port Orange	Port Orange, FL		Dec-21		4.04%	9,168		—	9,168
York Town Center	York, PA		Feb-22		4.90%	15,334		15,334	—
York Town Center - Pier 1	York, PA		Feb-22		4.45%	598		—	598
Eastgate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		4.45%	3,110		—	3,110
West County Center	Des Peres, MO		Dec-22		3.40%	87,384		87,384	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	46,299		46,299	—
Mid Rivers Self Storage	St. Peters, MO		Apr-23		4.46%	2,802		—	2,802
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	28,355	(5)	28,355	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	35,846		35,846	—
Parkdale Self Storage	Beaumont, TX		Jul-24		5.25%	2,688		—	2,688
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	54,014		54,014	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,606		2,606	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	35,074		35,074	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	132,582		132,582	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	43,225		43,225	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	75,610		75,610	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	36,864		36,864	—
	SUBTOTAL					737,651	(3)	633,243	104,408

Less Noncontrolling Interests' Share Of Consolidated Debt:
Hamilton Crossing & Expansion	Chattanooga, TN	8%	Apr-21		5.99%	(682)		(682)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,360)		(1,360)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(18,570)		(18,570)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(10,046)		(10,046)	—
						(30,658)	(3)	(30,658)	—

Company's Share Of Consolidated And Unconsolidated Debt						$4,250,156	(3)	$3,298,473	$951,683
Weighted-average interest rate						4.85%		5.10%	4.00%

Total Debt of Unconsolidated Affiliates:
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA	Feb-20		4.26%	$4,443		$—	$4,443
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY	Jul-20		4.19%	9,242		—	9,242
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Aug-20		3.74%	10,050	(4)	10,050	—
The Shoppes at Eagle Point	Cookeville, TN	Oct-20	Oct-22	4.53%	35,189		—	35,189
Hammock Landing - Phase I	West Melbourne, FL	Feb-21	Feb-23	3.94%	39,807		—	39,807
Hammock Landing - Phase II	West Melbourne, FL	Feb-21	Feb-23	3.94%	15,647		—	15,647
The Pavilion at Port Orange	Port Orange, FL	Feb-21	Feb-23	3.94%	54,071		—	54,071
Springs at Port Orange	Port Orange, FL	Dec-21		4.04%	21,077		—	21,077
York Town Center	York, PA	Feb-22		4.90%	30,668		30,668	—
York Town Center - Pier 1	York, PA	Feb-22		4.45%	1,196		—	1,196
EastGate Mall Self Storage	Cincinnati, OH	Dec-22		4.45%	6,219		—	6,219
West County Center	Des Peres, MO	Dec-22		3.40%	174,767		174,767	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	92,599		92,599	—
Mid Rivers Mall Self Storage	St. Peters, MO	Apr-23		4.46%	5,604		—	5,604
The Shops at Friendly Center	Greensboro, NC	Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA	Jun-23		3.22%	43,623	(5)	43,623	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	71,692		71,692	—
Parkdale Self Storage	Beaumont, TX	Jul-24		5.25%	2,688		—	2,688
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	108,028		108,028	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	5,213		5,213	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	70,148		70,148	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	265,164		265,164	—
Fremaux Town Center - Phase I	Slidell, LA	Jun-26		3.70%	66,501		66,501	—
CoolSprings Galleria	Nashville, TN	May-28		4.84%	151,220		151,220	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	73,727		73,727	—
					$1,418,583		$1,223,400	$195,183
Weighted-average interest rate					4.06%		4.05%	4.13%

(1)	The loan is in default. The Company is in discussion with the lender.
(2)	Subsequent to December 31, 2019, the Company utilized its secured credit facility to retire this loan.
(3)	See page 14 for unamortized deferred financing costs.
(4)

The joint venture has an interest rate swap on a notional amount of $10,050, amortizing to $9,360 over the term of the swap, related to Ambassador Town Center Infrastructure Improvements to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(5)

The joint venture has an interest rate swap on a notional amount of $43,623, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2019 (1)	$92,186	$—	$—	$92,186	2.17%	5.54%
2020	149,671	23,735	—	173,406	4.08%	5.97%
2021	492,366	9,168	(682)	500,852	11.78%	5.47%
2022	481,465	124,019	(1,360)	604,124	14.21%	4.63%
2023	1,225,925	198,066	—	1,423,991	33.50%	4.34%
2024	348,626	94,382	—	443,008	10.42%	4.49%
2025	37,140	132,582	(18,570)	151,152	3.56%	4.07%
2026	725,457	43,225	(10,046)	758,636	17.85%	5.63%
2028	—	112,474	—	112,474	2.65%	4.93%
Face Amount of Debt	3,552,836	737,651	(30,658)	4,259,829	100.23%	4.85%
Discounts	(9,673)	—	—	(9,673)	(0.23)%	—%
Total	$3,543,163	$737,651	$(30,658)	$4,250,156	100.00%	4.85%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2019 (1)	$92,186	$—	$—	$92,186	2.17%	5.54%
2020	149,671	41,329	—	191,000	4.49%	5.84%
2021	521,766	63,931	(682)	585,015	13.76%	5.28%
2022	452,065	106,425	(1,360)	557,130	13.11%	4.63%
2023	1,225,925	143,303	—	1,369,228	32.22%	4.35%
2024	348,626	94,382	—	443,008	10.42%	4.49%
2025	37,140	132,582	(18,570)	151,152	3.56%	4.07%
2026	725,457	43,225	(10,046)	758,636	17.85%	5.63%
2028	—	112,474	—	112,474	2.65%	4.93%
Face Amount of Debt	3,552,836	737,651	(30,658)	4,259,829	100.23%	4.85%
Discounts	(9,673)	—	—	(9,673)	(0.23)%	—%
Total	$3,543,163	$737,651	$(30,658)	$4,250,156	100.00%	4.85%

(1)	Represents two non-recourse loans that are in default.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019

Debt Covenant Compliance Ratios (1)	Required		Actual
Total debt to total assets	< 60%		51%
Secured debt to total assets	< 40%	(2)	32%
Total unencumbered assets to unsecured debt	> 150%		172%
Consolidated income available for debt service to annual debt service charge	> 1.5x		2.3	x

(1)	The debt covenant compliance ratios for the secured line of credit, the secured term loan and the senior unsecured notes are defined and computed on the same basis.
(2)

Secured debt to total assets must be less than 40% for the 2026 Notes. Secured debt to total assets must be less than 45% for the 2023 Notes and the 2024 Notes until January 1, 2020, after which the required ratio will be reduced to 40%.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019

Unencumbered Consolidated Portfolio Statistics

	Sales Per Square Foot for the Year Ended (1) (2)		Occupancy (2)		% of Consolidated Unencumbered NOI for the Year Ended
	12/31/19	12/31/18	12/31/19	12/31/18	12/31/19	(3)
Unencumbered consolidated Properties:
Tier 1 Malls	$382	$368	88.6%	88.4%	16.3%	(4)
Tier 2 Malls	330	329	84.9%	87.5%	32.4%
Tier 3 Malls	278	280	86.9%	92.2%	30.5%
Total Malls	312	311	86.4%	90.0%	79.2%

Total Associated Centers	N/A	N/A	96.0%	97.2%	15.6%

Total Community Centers	N/A	N/A	96.8%	99.0%	5.0%

Total Office Buildings & Other	N/A	N/A	100.0%	93.6%	0.2%

Total Unencumbered Consolidated Portfolio	$312	$311	90.1%	92.8%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(2)	Operating metrics are included for unencumbered consolidated operating properties and do not include sales or occupancy of unencumbered parcels.
(3)	Our consolidated unencumbered properties generated approximately 27.4% of total consolidated NOI of $501,171,170 (which excludes NOI related to dispositions) for the year ended December 31, 2019.
(4)

NOI is derived from unencumbered Tier One Malls as well as unencumbered portions of Tier One Malls that are otherwise secured by a loan. The unencumbered portions include outparcels, anchors and former anchors that have been redeveloped.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended
			12/31/19	12/31/18	12/31/19	12/31/18	12/31/19	(3)
Coastal Grand	Myrtle Beach, SC	1,037,498
CoolSprings Galleria	Nashville, TN	1,166,203
Cross Creek Mall	Fayetteville, NC	764,239
Fayette Mall	Lexington, KY	1,158,534
Friendly Center and The Shops at Friendly	Greensboro, NC	1,368,167
Hamilton Place	Chattanooga, TN	1,160,596
Hanes Mall	Winston-Salem, NC	1,435,209
Imperial Valley	El Centro, CA	762,695
Jefferson Mall	Louisville, KY	783,639
Mall del Norte	Laredo, TX	1,219,236
Northwoods Mall	North Charleston, SC	748,269
Oak Park Mall	Overland Park, KS	1,518,266
Old Hickory Mall	Jackson, TN	547,099
Parkway Place	Huntsville, AL	647,804
The Outlet Shoppes at Atlanta	Woodstock, GA	404,906
The Outlet Shoppes at El Paso	El Paso, TX	433,047
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	428,072
Richland Mall	Waco, TX	693,450
Southpark Mall	Colonial Heights, VA	675,640
St. Clair Square	Fairview Heights, IL	1,067,611
Sunrise Mall	Brownsville, TX	799,397
West County Center	Des Peres, MO	1,196,804
Total Tier 1 Malls		20,016,381	$463	$447	93.2%	94.8%	44.5%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended
			12/31/19	12/31/18	12/31/19	12/31/18	12/31/19	(3)
Arbor Place	Atlanta (Douglasville), GA	1,162,064
Asheville Mall	Asheville, NC	973,367
Dakota Square Mall	Minot, ND	757,509
East Towne Mall	Madison, WI	801,248
EastGate Mall	Cincinnati, OH	837,550
Frontier Mall	Cheyenne, WY	520,276
Governor's Square	Clarksville, TN	685,549
Harford Mall	Bel Air, MD	503,774
Kirkwood Mall	Bismarck, ND	815,445
Layton Hills Mall	Layton, UT	482,116
Mayfaire Town Center	Wilmington, NC	650,766
Northpark Mall	Joplin, MO	896,040
The Outlet Shoppes at Laredo (4)	Laredo, TX	358,122
Park Plaza	Little Rock, AR	543,033
Parkdale Mall	Beaumont, TX	1,151,375
Pearland Town Center	Pearland, TX	711,787
Post Oak Mall	College Station, TX	788,165
South County Center	St. Louis, MO	1,028,623
Southaven Towne Center	Southaven, MS	607,523
Turtle Creek Mall	Hattiesburg, MS	844,977
Valley View Mall	Roanoke, VA	863,443
Volusia Mall	Daytona Beach, FL	1,060,279
West Towne Mall	Madison, WI	829,715
WestGate Mall	Spartanburg, SC	950,777
Westmoreland Mall	Greensburg, PA	976,689
York Galleria	York, PA	748,868
Total Tier 2 Malls		20,549,080	$342	$342	89.0%	90.3%	39.1%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019

Mall Portfolio Statistics (continued)

TIER 3 Sales < $300 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended
			12/31/19	12/31/18	12/31/19	12/31/18	12/31/19	(3)
Alamance Crossing	Burlington, NC	904,704
Brookfield Square	Brookfield, WI	864,317
Burnsville Center	Burnsville, MN	1,045,053
CherryVale Mall	Rockford, IL	862,807
Eastland Mall	Bloomington, IL	732,647
Kentucky Oaks Mall	Paducah, KY	717,203
Laurel Park Place	Livonia, MI	491,211
Meridian Mall	Lansing, MI	944,172
Mid Rivers Mall	St. Peters, MO	1,039,834
Monroeville Mall	Pittsburgh, PA	985,069
Northgate Mall	Chattanooga, TN	660,786
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Stroud Mall	Stroudsburg, PA	414,441
Total Tier 3 Malls		9,912,181	$276	$277	84.5%	88.9%	14.5%

Total Mall Portfolio		50,477,642	$386	$379	89.8%	91.9%	98.1%

Excluded Malls (5)
Property	Category	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Year Ended
				12/31/19	12/31/18	12/31/19	12/31/18	12/31/19	(3)
Lender Malls:
Greenbrier Mall	Lender	Chesapeake, VA	897,036
Hickory Point Mall	Lender	Forsyth, IL	727,848
Total Excluded Malls			1,624,884	N/A	N/A	N/A	N/A	1.9%

(1)	Total Center Square Footage includes square footage of shops, owned and leased adjacent junior anchors and anchor locations and leased freestanding locations immediately adjacent to the center.
(2)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(3)	Based on total mall NOI of $520,657,915 for the malls listed in the table above for the twelve months ended December 31, 2019.
(4)	The Outlet Shoppes at Laredo is a non-stabilized mall and is excluded from Sales Per Square Foot.
(5)

Excluded Malls represent Lender Malls, for which operational metrics are excluded, and are malls which we are working or intend to work with the lender on the terms of the loan secured by the related property, or after attempting a restructure, we have determined that the property no longer meets our criteria for long-term investment.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	669,068	$35.64	$31.32	(12.1)%	$31.69	(11.1)%
Stabilized Malls	643,605	35.97	31.28	(13.0)%	31.61	(12.1)%
New leases	137,009	24.64	25.74	4.5%	26.81	8.8%
Renewal leases	506,596	39.03	32.78	(16.0)%	32.91	(15.7)%

Year-to-Date:
All Property Types (1)	2,075,440	$36.75	$33.30	(9.4)%	$33.81	(8.0)%
Stabilized Malls	1,922,548	37.45	33.76	(9.9)%	34.25	(8.6)%
New leases	295,391	35.02	36.28	3.6%	38.21	9.1%
Renewal leases	1,627,157	37.90	33.30	(12.1)%	33.53	(11.5)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:
	Square Feet		As of December 31,
Quarter:			2019	2018
Operating portfolio:		Same-center stabilized malls	$31.85	$32.64
New leases	286,230	Stabilized malls	31.95	32.59
Renewal leases	875,987	Non-stabilized malls (4)	24.25	25.02
Development portfolio:		Associated centers	13.84	13.82
New leases	101,074	Community centers	17.04	16.72
Total leased	1,263,291	Office buildings	19.04	17.22
Year-to-Date:
Operating Portfolio:
New leases	1,054,336
Renewal leases	2,502,001
Development Portfolio:
New leases	306,688
Total leased	3,863,025

(1)	Includes stabilized malls, associated centers, community centers and other.
(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(3)

Average annual base rents per square foot are based on contractual rents in effect as of December 31, 2019, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

(4)	Includes The Outlet Shoppes at Laredo as of December 31, 2019 and December 31, 2018.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Year Ended December 31, 2019 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2019:
New	106	222,063	7.22	$42.86	$45.21	$44.07	$(1.21)	(2.7)%	$1.14	2.6%
Renewal	539	1,656,150	2.72	31.43	31.65	35.98	(4.55)	(12.6)%	(4.33)	(12.0)%
Commencement 2019 Total	645	1,878,213	3.46	32.78	33.26	36.94	(4.16)	(11.3)%	(3.68)	(10.0)%

Commencement 2020:
New	48	173,023	7.55	28.88	30.41	24.92	3.96	15.9%	5.49	22.0%
Renewal	217	667,644	2.73	30.06	30.37	34.50	(4.44)	(12.9)%	(4.13)	(12.0)%
Commencement 2020 Total	265	840,667	3.60	29.81	30.38	32.53	(2.72)	(8.4)%	(2.15)	(6.6)%

Total 2019/2020	910	2,718,880	3.50	$31.86	$32.37	$35.57	$(3.71)	(10.4)%	$(3.20)	(9.0)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	L Brands, Inc. (2)	128	763,091	4.25%
2	Signet Jewelers Limited (3)	156	227,731	2.87%
3	Foot Locker, Inc.	109	510,740	2.78%
4	AE Outfitters Retail Company	66	414,111	2.18%
5	Dick's Sporting Goods, Inc. (4)	25	1,396,850	1.68%
6	Ascena Retail Group, Inc. (5)	114	544,193	1.52%
7	H & M	45	956,736	1.50%
8	Genesco, Inc. (6)	103	198,305	1.47%
9	The Gap, Inc.	58	662,339	1.42%
10	Luxottica Group, S.P.A. (7)	101	230,634	1.31%
11	Finish Line, Inc.	43	224,603	1.21%
12	Express Fashions	39	321,142	1.19%
13	The Buckle, Inc.	43	223,308	1.12%
14	Forever 21 Retail, Inc.	19	353,805	1.01%
15	Abercrombie & Fitch, Co.	42	276,693	1.00%
16	JC Penney Company, Inc. (8)	47	5,695,980	0.95%
17	Cinemark	9	467,190	0.91%
18	Barnes & Noble Inc.	17	521,273	0.89%
19	Shoe Show, Inc.	40	501,248	0.87%
20	Hot Topic, Inc.	99	229,918	0.87%
21	The Children's Place Retail Stores, Inc.	41	181,032	0.76%
22	Claire's Stores, Inc.	79	99,647	0.73%
23	PSEB Group (9)	38	182,860	0.69%
24	Ulta	26	268,697	0.69%
25	Macy's Inc. (10)	31	4,536,623	0.66%
		1,518	19,988,749	34.53%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK, Victoria's Secret and White Barn Candle.
(3)

Signet Jewelers Limited operates Belden Jewelers, Jared Jewelers, JB Robinson, Kay Jewelers, LeRoy's Jewelers, Marks & Morgan, Osterman's Jewelers, Peoples, Piercing Pagoda, Rogers Jewelers, Shaw's Jewelers, Ultra Diamonds and Zales.

(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Field & Stream and Golf Galaxy.
(5)	Ascena Retail Group, Inc. operates Ann Taylor, Catherines, Justice, Lane Bryant, LOFT and Lou & Grey. Ascena closed all Dress Barn stores as of December 31, 2019.
(6)

Genesco Inc. operates Clubhouse, Hat Shack, Hat Zone, Johnston & Murphy, Journey's, Shi by Journey's and Underground by Journeys. Genesco sold all Lids, Lids Locker Room and Lids Sports Group stores in February 2019.

(7)	Luxottica Group, S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(8)	JC Penney Company, Inc. owns 29 of these stores.
(9)	PSEB Group operates Eddie Bauer and PacSun.
(10)	Macy's, Inc. owns 20 of these stores

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months and Year Ended December 31, 2019

Capital Expenditures

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Tenant allowances (1)	$14,494	$5,163	$36,325	$40,362
Renovations (2)	—	400	—	963
Deferred maintenance: (3)
Parking lot and parking lot lighting	3,694	609	4,223	1,480
Roof repairs and replacements	1,030	647	5,787	4,341
Other capital expenditures	5,628	7,722	20,722	22,757
Total deferred maintenance expenditures	10,352	8,978	30,732	28,578
Total capital expenditures	$24,846	$14,541	$67,057	$69,903

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)

Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen-year period.

(3)

The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized

(In thousands)

	2019	2018
Quarter ended:
March 31,	$565	$1,810
June 30,	444	636
September 30,	790	689
December 31,	498	983
	$2,297	$4,118

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019

Properties Opened During the Year Ended December 31, 2019

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2019 Cost	Opening Date	Initial Unleveraged Yield
Outparcel Development:
Mid Rivers Mall - CubeSmart Self-storage (3)	St. Peters, MO	50%	93,540	$4,122	$3,646	$973	Jan-19	9.0%

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	Yield is based on the expected yield upon stabilization.

Redevelopments Completed During the Year Ended December 31, 2019

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2019 Cost	Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
Brookfield Square Sears Redevelopment - (Whirlyball, Movie Tavern by Marcus Theaters) (3)	Brookfield, WI	100%	130,075	$25,233	$21,946	$11,112	Jul/Oct-19	10.1%
Dakota Square Mall - HomeGoods	Minot, ND	100%	28,406	2,478	2,293	1,315	Apr-19	14.4%
East Towne Mall - Portillo's	Madison, WI	100%	9,000	2,956	2,487	71	Feb-19	8.0%
Friendly Center - O2 Fitness	Greensboro, NC	50%	27,048	2,285	1,843	436	Apr-19	10.3%
Hanes Mall - Dave & Buster's	Winston-Salem, NC	100%	44,922	5,932	4,559	2,413	May-19	11.0%
Laurel Park Place Carsons Redevelopment - Dunhams	Livonia, MI	100%	45,000	3,886	3,643	3,621	Nov-19	5.9%
Northgate Mall - Sears Auto Center Redevelopment (Aubrey's/Panda Express)	Chattanooga, TN	100%	10,000	1,797	530	17	Feb-19	7.6%
Parkdale Mall - Macy's Redevelopment (Dick's Sporting Goods/Five Below/HomeGoods) (3)	Beaumont, TX	100%	86,136	20,899	16,819	10,815	May-19	6.4%
Volusia Mall - Sears Auto Center Redevelopment (Bonefish Grill/Metro Diner)	Daytona Beach, FL	100%	23,341	9,795	5,678	264	Apr-19	8.0%
Total Redevelopment Completed			403,928	$75,261	$59,798	$30,064

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears (Brookfield) and Macy's (Parkdale) buildings in 2017.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019

Properties Under Development at December 31, 2019

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2019 Cost	Expected Opening Date	Initial Unleveraged Yield
Outparcel Development:
Fremaux Town Center - Old Navy	Slidell, LA	90%	12,467	$1,919	$1,454	$1,454	Q2 '20	9.2%
Hamilton Place - Self Storage (3)	Chattanooga, TN	60%	68,875	5,824	1,119	1,119	Q2 '20	8.7%
Mayfaire Town Center - First Watch	Wilmington, NC	100%	6,300	2,267	366	366	Q3 '20	10.1%
Parkdale Mall - Self Storage (3)	Beaumont, TX	50%	69,341	4,435	2,504	2,504	Q1 '20	10.2%
Pearland Town Center - HCA Offices	Pearland, TX	100%	48,416	14,134	857	857	Q1 '21	9.5%
			205,399	28,579	6,300	6,300
Mall Redevelopments:
CherryVale Mall - Sears Redevelopment (Tilt)	Rockford, IL	100%	114,118	3,508	2,902	2,902	Q1 '20	8.3%
Coastal Grand - DSG/Golf Galaxy & Flip N' Fly	Myrtle Beach, SC	50%	132,727	6,820	1,066	1,066	Q3 '20	11.6%
Dakota Square Mall - Herberger's Redevelopment (Ross/shops)	Minot, ND	100%	30,096	6,410	4,349	4,206	Q1 '20	7.2%
Hamilton Place - Sears Redevelopment (Cheesecake Factory/Dick's Sporting Goods/Dave & Buster's/Hotel/Office) (4)	Chattanooga, TN	100%	195,166	38,715	25,856	16,249	Q2/Q3 '20	7.8%
Mall del Norte - Forever 21 Redevelopment (Main Event)	Laredo, TX	100%	81,242	10,514	5,659	5,614	Q3 '19/Q2 '20	9.3%

			553,349	65,967	39,832	30,037
Total Properties Under Development			758,748	$94,546	$46,132	$36,337

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	Yield is based on expected yield upon stabilization.
(4)	The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears (Hamilton Place) building in 2017.

Shadow Pipeline of Properties Under Development at December 31, 2019

(Dollars in thousands)

Property	Location	CBL Ownership Interest	Total Project Square Feet	CBL's Share of Estimated Total Cost (1)	Expected Opening Date	Initial Unleveraged Yield
Mall Development:
Cross Creek Sears Redevelopment - Dave & Buster's, Restaurants (2)(3)	Fayetteville, NC	100%	65,000 - 66,000	$17,000 - $18,000	2021	10.0% - 11.0%

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Yield is based on expected yield upon stabilization.
(3)	The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears (Cross Creek) building in 2017.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of December 31, 2019

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

TIER 1 Sales ≥ $375 per square foot
Property	Location	Sears Status as of December 31, 2019 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Coastal Grand	Myrtle Beach, SC	Open (O)	Owned by Sears.
CoolSprings Galleria	Nashville, TN		Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC	Closed	Executed lease with Dave & Busters. Additional restaurants and users under LOI/OFS. Construction expected to start in 2020.
Fayette Mall	Lexington, KY		Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Open (O)	Owned by Sears. Whole Foods sub-leases 1/3 of the box.
Hamilton Place	Chattanooga, TN	Under Construction	Cheesecake Factory Open. Under Construction with Aloft hotel (opening '21), Dick's Sporting Goods, Dave & Busters (opening '20) and Malone's.
Hanes Mall	Winston-Salem, NC	Closed (O)	Owned by 3rd Party. Novant Health, Inc. purchased Sears and Sear TBA for future medical office.
Imperial Valley Mall	El Centro, CA	Closed (O)	Owned by Seritage. Hobby Lobby executed.
Jefferson Mall	Louisville, KY	Closed	Purchased in Jan 2017 sale-leaseback for future redevelopment. Under negotiation/LOIs with restaurants/sporting goods/other users.
Mall del Norte	Laredo, TX	Open (O)	Owned by Sears.
Northwoods Mall	North Charleston, SC		Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Old Hickory Mall	Jackson, TN	Closed	Under negotiation with Value Retailer.
Parkway Place	Huntsville, AL
Richland Mall	Waco, TX	Under Construction (O)	Sears sold location to Dillard's in 2018. Dillard's expected to open fall 2020.
Southpark Mall	Colonial Heights, VA	Closed	Under negotiation with several prospects.
St. Clair Square	Fairview Heights, IL	Closed (O)	Building Owned by Sears. Under negotiation with entertainment user.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY

TIER 1 Sales ≥ $375 per square foot
Property	Location	Sears Status as of December 31, 2019 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Sunrise Mall	Brownsville, TX	Closed (O)	Sears sold to 3rd Party Developer. Entertainment user/fitness user OFS.
West County Center	Des Peres, MO

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of December 31, 2019 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Closing (O)	Owned by Sears.
Asheville Mall	Asheville, NC	Closed (O)	Owned by Seritage. Under negotiation/LOI with entertainment users.
Dakota Square Mall	Minot, ND	Closed	Under negotiation with several prospects.	Ross Dress For Less opened.
East Towne Mall	Madison, WI	Open (O)	Owned by Sears.	Owned by Third Party. Under negotiation with non-retail use.
EastGate Mall	Cincinnati, OH	Closed	Purchased in January 2017 sale-leaseback for future redevelopment. Under negotiation/LOIs with tenants.
Frontier Mall	Cheyenne, WY		Jax Outdoor Gear purchased location (O) and opened November 2019.
Governor's Square	Clarksville, TN	Closed	50/50 Joint Venture Property. Under negotiation/LOIs with tenants.
Harford Mall	Bel Air, MD	Closing	Under negotiations with sporting goods and entertainment users.
Kirkwood Mall	Bismarck, ND			Leases executed with restaurants. Construction expected in 2020.
Layton Hills Mall	Layton, UT
Mayfaire Town Center	Wilmington, NC
Northpark Mall	Joplin, MO	Closing (O)	Building owned by Sears.
The Outlet Shoppes at Laredo	Laredo, TX
Park Plaza	Little Rock, AR
Parkdale Mall	Beaumont, TX	Closing (O)	Owned by Sears.
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Closed (O)	Location purchased from Sears by third party. Conn's HomePlus under construction. Fitness under negotiation.
South County Center	St. Louis, MO	Closed	Executed lease with Round1. Construction tbd. Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
Turtle Creek Mall	Hattiesburg, MS	Closed (O)	Owned by Sears.
Valley View Mall	Roanoke, VA	Closed (O)	Owned by Sears. Under negotiation with sporting goods/entertainment.
Volusia Mall	Daytona Beach, FL	Closed (O)	Sears sold to 3rd Party Developer for redevelopment.

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of December 31, 2019 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
West Towne Mall	Madison, WI		Owned by Seritage. Redeveloped with Dave & Busters and Total Wine. Under negotiation with retailer for remaining space.	Von Maur opening 2021.
WestGate Mall	Spartanburg, SC	Closed (O)	Owned by Sears. Under negotiation for non-retail use.
Westmoreland Mall	Greensburg, PA	Closed (O)	Building owned by Sears. Potential for non-retail.	Stadium Casino under construction. Est. 2020 opening
York Galleria	York, PA	Under Construction	Under Construction with Hollywood Casino. Est. 2020 opening.	Owned by Third Party. Under negotiation with non-retail use.

TIER 3 Sales < $300 per square foot
Property	Location	Sears Status as of December 31, 2019 (1)	Sears Redevelopment Plans	BonTon Redevelopment Plans
Alamance Crossing	Burlington, NC
Brookfield Square	Brookfield, WI		Grand Opening held 10/19: Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's. Convention center/hotel under construction - est. opening in 2020.	Owned by Third Party. LOI with new use.
Burnsville Center	Burnsville, MN	Closed (O)	Owned by Seritage.
CherryVale Mall	Rockford, IL	Under Construction	Executed lease with Tilt. Est. opening 2020.	Actively leasing.
Eastland Mall	Bloomington, IL	Closed	Actively leasing.	Actively leasing.
Kentucky Oaks Mall	Paducah, KY	Under Construction (O)	Owned by Seritage. Burlington and Ross Dress for Less opened.	50/50 JV asset. HomeGoods and Five Below opened November 2019.
Laurel Park Place	Livonia, MI			Dunham's Sports opened November 2019.
Meridian Mall	Lansing, MI			High Caliber Karts opened fall 2019. Furniture Store under negotiation for Women's store.
Mid Rivers Mall	St. Peters, MO	Closed (O)	Owned by Sears.
Monroeville Mall	Pittsburgh, PA
Northgate Mall	Chattanooga, TN	Closed (O)	Owned by Sears.
The Outlet Shoppes at Gettysburg	Gettysburg, PA
Stroud Mall	Stroudsburg, PA		EFO Furniture Outlet Opened February 2020	Shoprite opened October 2019.

(1)	Sears boxes owned by the department store or a third party are noted with the following symbol next to the status (O).